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                                                                    EXHIBIT 99.1


                            SALIX TECHNOLOGIES, INC.


                FORM OF PROXY SOLICITED BY THE BOARD OF DIRECTORS


              FOR A SPECIAL MEETING TO BE HELD ON FEBRUARY 28, 2000

         The undersigned stockholder(s) of SALIX Technologies, Inc., a Delaware corporation (the "Company"), hereby appoint(s) Daniel Simpkins and Peter Jackson, and each of them, as proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Special Meeting of Stockholders of the Company to be held at the Gaithersburg Washingtonian Marriott, 9751 Washingtonian Boulevard,
Gaithersburg, Maryland 20878 on Monday, February 28, 2000 at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof, and to cast on behalf of the undersigned the number of votes the undersigned would be entitled to vote if personally present as set forth herein and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders and the accompanying Proxy Statement and Prospectus and releases any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AS SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE.



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SALIX TECHNOLOGIES, INC.                               PROXY FOR SPECIAL MEETING

         This proxy is revocable at any time before it is exercised and the undersigned reserve(s) the right to attend the meeting and vote in person.

                                    PROPOSAL

         The Board of Directors recommends a vote "FOR" the listed proposal.

         1. Proposal for approval and adoption of the Agreement and Plan of Merger dated as of December 21, 1999 by and among Tellabs, Inc., Oriole Merger Corp. and the Company.

          [ ]      FOR           [ ]     AGAINST       [ ]      ABSTAIN

         2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any one or more of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof and any prior proxies are hereby revoked.

                                           Dated:                         , 2000
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                                           -------------------------------------
                                           Signature

                                           -------------------------------------
                                           Signature

                                           Your signature should be as your name
                                           appears hereon. When signed in a
                                           fiduciary or representative capacity
                                           please show your full title as such.
                                           For joint accounts each joint owner
                                           should sign.
                                           PLEASE DATE, SIGN AND RETURN IN THE
                                           ENCLOSED POSTMARKED ENVELOPE
                                           PROMPTLY.




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